Exhibit 4.01

SPIRE ALABAMA INC.

FIRST SUPPLEMENT TO MASTER NOTE PURCHASE AGREEMENT

Dated as of December 1, 2017

Re:
$30,000,000 4.02% Series 2017A Senior Notes
due January 15, 2058

$45,000,000 3.92% Series 2017B Senior Notes
due January 15, 2048

SPIRE ALABAMA INC.
2101 6th Avenue North
Birmingham, AL 35203

Dated as of December 1, 2017

To the Purchaser(s) named in
Schedule A hereto

Ladies and Gentlemen:
This First Supplement to Master Note Purchase Agreement (this “Supplement”) is between SPIRE ALABAMA INC., an Alabama corporation (as successor to Alabama Gas Corporation, the “Company”), and the institutional investors named on Schedule A attached hereto (the “Purchasers”).
Reference is hereby made to that certain Master Note Purchase Agreement dated as of June 5, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) between the Company and the purchasers listed on Schedule A thereto. All capitalized definitional terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement. Reference is further made to Section 1.2 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.
The Company hereby agrees with the Purchaser(s) as follows:
1.    The Company has authorized the issue and sale of its (i) $30,000,000 aggregate principal amount 4.02% Series 2017A Senior Notes due January 15, 2058 (the “Series 2017A Notes”) and (ii) $45,000,000 3.92% Series B Senior Notes due January 15, 2048 (the “Series 2017B Notes”); collectively with the Series 2017A Notes, the “Series 2017 Notes”). The Series 2017 Notes, together with the Series 2015 Notes initially issued pursuant to the Note Purchase Agreement and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 1.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series 2017 Notes shall be substantially in the form set out in Exhibit 1A and Exhibit 1B hereto with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Company.
2.    Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company,

Series 2017 Notes in the principal amount and applicable Series set forth opposite such Purchaser’s name on Schedule A hereto at a price of 100% of the principal amount thereof on the respective closing dates hereinafter mentioned.
3.    The execution of this Supplement and the sale and purchase of the Series 2017A Notes to be purchased by each Purchaser (as applicable) shall occur at 10:00 A.M., Chicago time, at a first closing (the “First Closing”) on December 1, 2017 or on such other Business Day thereafter on or prior to December 15, 2017 as may be agreed upon by the Company and the applicable Purchasers; and the sale and purchase of the Series 2017B Notes to be purchased by each Purchaser (as applicable) shall occur at 10:00 A.M., Chicago time, at a second closing (the “Second Closing”; together with the First Closing, each a “Closing” and, collectively, the “Closings”) on January 12, 2018 or on such other Business Day thereafter on or prior to January 31, 2018 as may be agreed upon by the Company and the applicable Purchasers. Each Closing shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603. At each Closing, the Company will deliver to each Purchaser the applicable Series 2017 Notes to be purchased by such Purchaser in the form of a single Series 2017 Note (or such greater number of Series 2017 Notes in denominations of at least $250,000 as such Purchaser may request) dated the date of such Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company, with wire instructions to be provided by the Company to the Purchaser at least three Business Days prior to such Closing date in accordance with Section 4. If, at such Closing, the Company shall fail to tender such Series 2017 Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Supplement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.
4.    The obligation of each Purchaser to purchase and pay for the Series 2017 Notes to be sold to such Purchaser at either Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to each Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement (giving effect to any changes to the representations and warranties set forth in the Note Purchase Agreement effectuated by this Supplement) with respect to such Series 2017 Notes to be purchased at such Closing, and to the following additional conditions:
(a)    Except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of each Closing and the Company shall have delivered to each Purchaser an Officer’s Certificate, dated the date of such Closing certifying that such condition has been fulfilled.
(b)    The Company shall have consummated the sale of the entire principal amount of the Series 2017A Notes scheduled to be sold at the First Closing and the Series 2017B Notes scheduled to be sold at the Second Closing, pursuant to this Supplement.

5.    (a) As provided therein, the entire unpaid principal balance of each Series 2017A Note shall be due and payable on January 15, 2058 thereof.
(b) As provided therein, the entire unpaid principal balance of each Series 2017B Note shall be due and payable on January 15, 2048 thereof.
6.    The term “Make-Whole Amount” means, with respect to any Series 2017 Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series 2017 Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Series 2017 Note, the principal of such Series 2017 Note that is to be prepaid pursuant to Section 8.2 of the Note Purchase Agreement or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the Note Purchase Agreement, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Series 2017 Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series 2017 Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Series 2017 Note, the sum of (a) 0.50% (50 basis points) plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Series 2017 Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Series 2017 Note, the sum of (x) 0.50% (50 basis points) plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Series 2017 Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Series 2017 Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Series 2017 Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 of the Note Purchase Agreement or Section 12.1 of the Note Purchase Agreement.
“Settlement Date” means, with respect to the Called Principal of any Series 2017 Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 of the Note Purchase Agreement or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the Note Purchase Agreement, as the context requires.
7.    For the purpose of the Note Purchase Agreement and this Supplement, the terms below have the following meanings with respect to any holder of a Series 2017 Note:
“Parent” shall mean Spire Inc., a Missouri corporation.
“Wells Facility” means the Loan Agreement, dated as of December 14, 2016, as it may be amended, renewed, restated, replaced or otherwise modified from time to time, amongst the Parent, the Company, Spire Missouri Inc., a Missouri corporation, the banks from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent for the banks, or any successor thereto.
8.    Each Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date of each Closing with respect to the purchase of the Series 2017 Notes by such Purchaser.

9.    Subject to the terms of this Supplement, the Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.
* * * * *

The execution hereof shall constitute a contract between the Company and the Purchaser(s) for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

SPIRE ALABAMA INC.

By	/s/ Lynn D. Rawlings
Name: Lynn D. Rawlings
Title: Vice President, Treasurer and Assistant Corporate Secretary

Spire Alabama Inc.
First Supplement to Master Note Purchase Agreement

Accepted as of December 1, 2017

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ John A. Wills
Name: John A. Wills
Title: Senior Vice President and Managing Director

METLIFE INSURANCE K.K.
By MetLife Investment Advisors, LLC,
Its Investment Manager

By:	/s/ John A. Wills
Name: John A. Wills
Title: Senior Vice President and Managing Director

JOHN HANCOCK LIFE INSURANCE COMPANY
(U.S.A.)

By	/s/ Scott Kushner
Name: Scott Kushner
Title: Managing Director

Spire Alabama Inc.
First Supplement to Master Note Purchase Agreement

INFORMATION RELATING TO PURCHASERS

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
METLIFE INSURANCE K.K. 1-3, Kioicho, Chiyoda-ku Tokyo, 102-8525 JAPAN	2017A	$26,000,000
(portfolio ADK,ADL,ADN,ADU,ADV,AEB,AEF,AEM,CUB,CUC,CUD,CUE,
DGN,MM1,TT3.TT4,TT9,UU2,UU4 - for USD non-GGA)

(Securities to be registered in the name of MetLife Insurance K.K.)

(1) All scheduled payments of principal and interest by wire transfer of immediately available funds to:
Bank Name:    Citibank New York
111 Wall Street, New York, New York 10005 (USA)
ABA Routing #:    021000089
Acct No./DDA:    30872002
Acct Name:    METLIFE PP USDF
Ref:        PPN 84858# AA1 – Spire Alabama 4.02% due 12/1/2058

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2) All notices and communications:
MetLife Asset Management Corp. (Japan)
Administration Department
Tokyo Garden Terrace Kioicho Kioi Tower 25F
1-3, Kioicho, Chiyoda-ku, Tokyo 102-8525 Japan
Attention:     Administration Dept. Manager
Email:     saura@metlife.co.jp

With a copy to:

MetLife Insurance K.K.
c/o MetLife Investment Advisors, LLC
Investments, Private Placements
One MetLife Way
Whippany, New Jersey 07981
Attention: Shaun Oliver, Associate Director
Emails: PPUCompliance@metlife.com and soliver@metlife.com

With another copy OTHER than with respect to deliveries of financial statements to:

MetLife Insurance K.K.
c/o MetLife Investment Advisors, LLC, Investments Law
One MetLife Way
Whippany, New Jersey 07981
Attention: Chief Counsel-Investments Law (PRIV)
Email: sec_invest_law@metlife.com

SCHEDULE A
(to Supplement)

(3) Original notes delivered to:
MetLife Insurance K.K.
c/o MetLife Investment Advisors, LLC, Investments Law
One MetLife Way
Whippany, New Jersey 07981
Attention: Bryan Cho, General Counsel

(4) Taxpayer I.D. Number: 98-1037269 (USA) and 00661996 (Japan)

(5) UK Passport Treaty Number (if applicable): 43/M/359828/DTTP

Audit Requests: Soft copy to AuditConfirms.PvtPlacements@metlife.com or hard copy to: Metropolitan Life Insurance Company, Attn: Private Placements Operations (ATTN: Audit Confirmations), 18210 Crane Nest Drive – 5th Floor, Tampa, FL 33647

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
METROPOLITAN LIFE INSURANCE COMPANY 200 Park Avenue New York, New York 10166	2017A	$4,000,000
(Portfolio 428 for SA custodied @Chase)

(Securities to be registered in the name of Metropolitan Life Insurance Company)

(1) All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:    JPMorgan Chase Bank
ABA Routing #:    021-000-021
Account No.:    496577268
Account Name:    Metropolitan Life Insurance Company-Separate Account 728
Ref:        PPN 84858# AA1 – Spire Alabama 4.02% due 12/1/2058

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.
For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2) All notices and communications:

Metropolitan Life Insurance Company
Investments, Private Placements
One MetLife Way
Whippany, New Jersey 07981
Attention: Shaun Oliver, Associate Director
Emails: PPUCompliance@metlife.com and soliver@metlife.com

With a copy OTHER than with respect to deliveries of financial statements to:
Metropolitan Life Insurance Company, Investments Law
One MetLife Way
Whippany, New Jersey 07981
Attention: Chief Counsel-Investments Law (PRIV)
Email: sec_invest_law@metlife.com

(3) Original notes delivered to:

Metropolitan Life Insurance Company, Investments Law
One MetLife Way
Whippany, New Jersey 07981
Attention: Bryan Cho, General Counsel

(4) Taxpayer I.D. Number: 13-5581829

(5) UK Passport Treaty Number (if applicable): 13/M/61303/DTTP

Audit Requests: Soft copy to AuditConfirms.PvtPlacements@metlife.com or hard copy to: Metropolitan Life Insurance Company, Attn: Private Placements Operations (ATTN: Audit Confirmations), 18210 Crane Nest Drive – 5th Floor, Tampa, FL 33647

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
METROPOLITAN LIFE INSURANCE COMPANY 200 Park Avenue New York, New York 10166	2017B	$15,000,000
(Portfolio 428 for SA custodied @Chase)

(Securities to be registered in the name of Metropolitan Life Insurance Company)

(1) All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:    JPMorgan Chase Bank
ABA Routing #:    021-000-021
Account No.:    496577268
Account Name:    Metropolitan Life Insurance Company-Separate Account 728
Ref:        PPN 84858# AB9 – Spire 3.92% due 1/15/2048

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.
For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2) All notices and communications:

Metropolitan Life Insurance Company
Investments, Private Placements
One MetLife Way
Whippany, New Jersey 07981
Attention: Shaun Oliver, Associate Director
Emails: PPUCompliance@metlife.com and soliver@metlife.com

With a copy OTHER than with respect to deliveries of financial statements to:
Metropolitan Life Insurance Company, Investments Law
One MetLife Way
Whippany, New Jersey 07981
Attention: Chief Counsel-Investments Law (PRIV)
Email: sec_invest_law@metlife.com

(3) Original notes delivered to:

Metropolitan Life Insurance Company, Investments Law
One MetLife Way
Whippany, New Jersey 07981
Attention: Bryan Cho, General Counsel

(4) Taxpayer I.D. Number: 13-5581829

(5) UK Passport Treaty Number (if applicable): 13/M/61303/DTTP

Audit Requests: Soft copy to AuditConfirms.PvtPlacements@metlife.com or hard copy to: Metropolitan Life Insurance Company, Attn: Private Placements Operations (ATTN: Audit Confirmations), 18210 Crane Nest Drive – 5th Floor, Tampa, FL 33647

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)	B	$30,000,000

Allocation: $30,000,000.00

PAYMENTS:

All payments to be by bank wire transfer of immediately available funds to:

Bank Name:        The Bank of New York Mellon
ABA Number:        021 000 018
DDA Number:        8901323349
Account Name:        F008 US PP Collector JHUSA
Account Number:    8440548400

On Order of:        Spire Alabama Inc.

NOTICES AND AUDIT REQUESTS:

All notices with respect to payments, prepayments (scheduled and unscheduled, whether partial or in full) and audit requests shall be sent to:

John Hancock Financial Services
197 Clarendon Street
Boston, MA 02116
Attention: Investment Administration
Fax Number: (617) 572-1799
Email: InvestmentAdministration@jhancock.com

All notices and communication with respect to compliance reporting, financial statements and related certifications shall be sent to:

John Hancock Financial Services
197 Clarendon Street
Boston, MA 02116
Attention: Bond and Corporate Finance, C-2
Email Address: powerteam@jhancock.com

All other notices shall be sent to:

John Hancock Financial Services 197 Clarendon Street Boston, MA 02116 Attention: Investment Law, C-3	and	John Hancock Financial Services 197 Clarendon Street Boston, MA 02116 Attention: Bond and Corporate Finance, C-2 Email Address: powerteam@jhancock.com

TAX IDENTIFICATION NUMBER: 01-0233346

REGISTERED NAME OF SECURITIES: John Hancock Life Insurance Company (U.S.A.)

EXHIBIT A
SUPPLEMENTAL REPRESENTATIONS
The Company represents and warrants to each Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct in all Material respects as of the date of each Closing with respect to the Series 2017 Notes with the same force and effect as if each reference to “Series 2015 Notes” set forth therein was modified to refer to the “Series 2017 Notes” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by the First Supplement. The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:
Section 5.3.    Disclosure. The Company has delivered to each Purchaser a copy of its financial statements listed in Schedule 5.5. The Note Purchase Agreement, the First Supplement, and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated by the Note Purchase Agreement and the First Supplement and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (the Note Purchase Agreement, the First Supplement, and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to October 24, 2017 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, with respect to projections, budgets and other estimates, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. Except as disclosed in the Disclosure Documents, since September 30, 2017, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.
Section 5.4.    Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4 to the First Supplement is (except as noted therein), as of the date of the First Closing a complete and correct list of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock outstanding owned by the Company and each other Subsidiary.
Section 5.13.     Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Series 2017 Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than three (3) other Institutional Investors, each of which has been offered the Series 2017 Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2017 Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

EXHIBIT A
(to Supplement)

Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series 2017 Notes to refinance existing debt and general corporate purposes. No part of the proceeds from the sale of the Series 2017 Notes under the First Supplement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 15% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 15% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.    Existing Indebtedness. (a) Except as described therein, Schedule 5.15 to the First Supplement sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of September 30, 2017 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries (other than as permitted hereunder). Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $10,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

A-2

[FORM OF SERIES 2017A NOTE]
SPIRE ALABAMA INC.
4.02% SERIES 2017A SENIOR NOTE, DUE JANUARY 15, 2058

No. 2017A-[__]    [Date]
$[_______]    PPN 84858# AA1
FOR VALUE RECEIVED, the undersigned, SPIRE ALABAMA INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Alabama, hereby promises to pay to [____________], or its registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on January 15, 2058, with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.02% per annum from the date hereof, payable semi-annually, on the 15th day of January and July in each year, commencing on July 15, 2018 and thereafter on the January 15 or July 15 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make‑Whole Amount, payable semi‑annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 6.02% and (ii) 2.0% over the rate of interest publicly announced by Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate.
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at UMB Bank & Trust, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Supplement dated as of December 1, 2017 to the Master Note Purchase Agreement, dated as of June 5, 2015 (as from time to time amended, restated and supplemented, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the provisions of the Note Purchase Agreement, including, without limitation, the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.1 and Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.

EXHIBIT 1A
(to Supplement)

Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

1-A-2

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

SPIRE ALABAMA INC.

By _________________________________
Name:
Title:

1-A-3

[FORM OF SERIES 2017B NOTE]
SPIRE ALABAMA INC.
3.92% SERIES 2017B SENIOR NOTE, DUE JANUARY 15, 2048

No. 2017B-[__]    [Date]
$[_______]    PPN 84858# AB9
FOR VALUE RECEIVED, the undersigned, SPIRE ALABAMA INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Alabama, hereby promises to pay to [____________], or its registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on January 15, 2048, with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 3.92% per annum from the date hereof, payable semi-annually, on the 15th day of January and July in each year, commencing on July 15, 2018 and thereafter on the January 15 or July 15 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make‑Whole Amount, payable semi‑annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 5.92% and (ii) 2.0% over the rate of interest publicly announced by Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate.
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at UMB Bank & Trust, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Supplement dated as of December 1, 2017 to the Master Note Purchase Agreement, dated as of June 5, 2015 (as from time to time amended, restated and supplemented, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the provisions of the Note Purchase Agreement, including, without limitation, the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.1 and Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.

EXHIBIT 1B
(to Supplement)

Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

1-B-2

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

SPIRE ALABAMA INC.

By _________________________________
Name:
Title:

1-B-3

SCHEDULE 5.3
DISCLOSURE MATERIALS

None.

SCHEDULE 5.3
(to Supplement)

SCHEDULE 5.4
ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES

None.

SCHEDULE 5.4
(to Supplement)

SCHEDULE 5.5
FINANCIAL STATEMENTS

•
Form 10-Q filed by Spire Inc., Laclede Gas Company and Alabama Gas Corporation for the quarterly periods ended December 31, 2016, March 31, 2017 and June 30, 2017: http://investors.spireenergy.com/filings-and-reports/sec-filings

•	Form 10-K filed by Spire Inc., Laclede Gas Company and Alabama Gas Corporation for the year ended September 30, 2016: http://investors.spireenergy.com/filings-and-reports/sec-filings

•	Form 10-K filed by Spire Inc., Laclede Gas Company and Alabama Gas Corporation for the year ended September 30, 2017: http://investors.spireenergy.com/filings-and-reports/sec-filings

SCHEDULE 5.5
(to Supplement)

SCHEDULE 5.15
EXISTING INDEBTEDNESS

4.31% Notes due 12/1/2045	$80,000,000
5.20% Notes due 1/15/2020	$40,000,000
3.86% Notes due 12/22/2021	$50,000,000
3.21% Notes due 9/15/2025	$35,000,000
5.90% Notes due 1/15/2037	$45,000,000

Short-term borrowings from Parent, as of 9/30/17	$169,950,000

SCHEDULE 5.15
(to Supplement)